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                                                                    Exhibit 23.4


ADAIR, FULLER, WITCHER & MALCOM, P.A.
Certified Public Accountants


Michael R. Adair
Steven E. Fuller                                  Trade Centre South
Terrell W. Witcher                     100 West Cypress Creek Road, Suite 1045
William A. Malcolm                        Fort Lauderdale, Florida 33309-2115
Hugh H. Cooper                                          --------

                                                    Fax: 954-491-9792
                                                       954-491-9790


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated February 17, 1999, except for notes G and H as to which the date is April 30, 1999, with respect to the combined financial statements of The Exotic Gardens, Inc. and Kuhn Flowers, Inc. as of September 30, 1998 and 1997, and for the two years then ended that were incorporated by reference in Registration Statement Number 333-78597 on Form S-3, as amended, and to all references to our Firm included in or made a part of this Registration Statement on Form S-8 of Gerald Stevens, Inc.



/s/ ADAIR FULLER WITCHER & MALCOLM, P.A.

ADAIR FULLER WITCHER & MALCOLM, P.A.


August 24, 1999